UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont, Colorado 80504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 4, 2010

The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 4, 2010, at 10:00 a.m., Denver Time at the Company's facility at 4120 Specialty Place, Longmont, Colorado 80504 for the following purposes:

  To elect a Board of six directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

  To consider and vote upon a proposal to ratify the appointment of Grant Thornton LLP to act as independent auditors for the fiscal year ending March 31, 2011.

  To consider and vote upon a proposal to amend the Stock Bonus Plan to increase the number of shares available for grant by 1,000,000 shares.

  To consider and vote on a proposal to amend the 2002 Equity Incentive Plan to increase the number of shares available for grant under stock option awards by 500,000 shares.

  To consider and vote upon a proposal to amend the UQM Technologies, Inc. Employee Stock Purchase Plan to increase the number of shares available for grant by 500,000 shares.

  To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at June 4, 2010. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

June 11, 2010	By order of the Board of Directors
/s/ DONALD A. FRENCH
Donald A. French, Secretary

YOUR VOTE IS IMPORTANT. All shareholders, whether or not they expect to attend the Annual Meeting, are requested to complete, date, sign and mail the enclosed proxy, which is solicited by the Board of Directors. The enclosed envelope may be used for that purpose. If you attend the meeting, you may vote in person even though you have given a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 4, 2010

Our proxy materials, including this proxy statement and our fiscal 2010 Annual Report to Shareholders are available online at www.envisionreports.com/UQM.

PROXY STATEMENT

____________________________

UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont, Colorado 80504

____________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 4, 2010

____________________________

This proxy statement is being made available on or about June 21, 2010, to the shareholders of UQM Technologies, Inc. ("UQM" or the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held on August 4, 2010. The last Annual Meeting of Shareholders was held on August 11, 2009.

If a proxy is properly signed and returned to the Company or completed via telephone or over the Internet, the shares represented by the proxy will be voted at the meeting. If a shareholder indicates in his or her proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the shareholder's choice. If no choice is indicated, the shares will be voted "for" each of the proposals. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

Persons making the solicitation

This proxy is solicited on behalf of the Board of Directors of the Company. The solicitation will be made electronically over the internet and by mail. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company, who will not be additionally compensated therefore or by the Altman Group, a proxy solicitation firm, who is being paid $6,500 for its services.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on June 4, 2010, will be entitled to vote at the meeting. As of that date there were 36,046,667 shares of the Company's $0.01 par value common stock outstanding, each share being entitled to one vote. The Company has no other classes of voting securities. The Company's Bylaws provide that one-third of the outstanding shares of the common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders' meeting. For each proposal, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter is required. Cumulative voting is not allowed in the election of directors or for any other purposes.

Shares that withhold votes for a nominee for director or shares that either abstain from voting on other proposals presented or which lack authority to vote will have no effect in the tabulation of votes although they will be counted toward the presence of a quorum.

Shares Held in Street Name

Under the new rules of the NYSE, if you own shares in "street name" through a broker and do not provide voting instructions to your broker, the broker may not vote your shares on proposals determined to be "non-routine." In such cases, the absence of voting instructions results in a "broker non-vote." Broker non-voted shares count toward achieving a quorum for the annual meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected. Proposal 2 to ratify the appointment of Grant Thornton LLP as our independent auditors is the only matter in this proxy statement considered to be a routine matter. Proposals 1, 3 and 4 are non-routine matters, consequently brokers may not vote on these matters on your behalf without having received specific voting instructions from you. Accordingly, it is important that you provide voting instructions directly to your broker.

Voting Results

We will report the voting results on Form 8-K within four business days following the conclusion of the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "Householding" proxy statements and annual reports. This means that only one copy of the Company's Notice of Internet Availability Proxy Statement or Annual Report to shareholders may have been sent to multiple shareholders sharing a household. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Secretary of the Company, UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504, telephone: (303) 682-4900. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

Electronic Availability of Proxy Statement and Annual Report

As required by rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and its Annual Report available electronically via the Internet at www.envisionreports.com/UQM. We will send to shareholders, on or about June 21, 2010 a notice announcing instructions on how to access proxy materials and vote (online), or how to obtain these materials through the mail. Other information contained in the notice includes the time, date and location of the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors shall consist of not fewer than three directors. The Board of Directors currently consists of six members. The Board of Directors has nominated six candidates to stand for re-election to the Board of Directors, four of whom are independent directors, as defined in the applicable rules of the Securities and Exchange Commission and the NYSE Amex Stock Exchange ("NYSE Amex"). The other two members are the Company's Chief Executive Officer and the Company's Chief Financial Officer. Proxies may not be voted for more than six persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect six members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

Name	Age	Position with the Company	Officer or Director Since	Business Experience

William G. Rankin	66	Chairman of the Board, President and Chief Executive Officer	1994

Chairman of the Board of Directors since February 2000; Chief Executive Officer since August 1999; President and Chief Operating Officer since January 1996; Executive Vice President - Operations from 1992 through 1995.

Donald A. French	54	Treasurer, Secretary and Chief Financial Officer	1987	Treasurer, Secretary and Chief Financial Officer since 1987.

Joseph P. Sellinger	64	Director, Member of the Audit Committee and Compensation and Benefits Committee	2008	Retired since 2006; Vice President Anheuser Busch Companies and Chairman, President and Chief Executive Officer of the Anheuser Busch Packaging Group from 2000 to 2006.[1]

Stephen J. Roy	60	Director, Member of the Audit Committee and Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director- Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.[2]

Lieutenant General Jerome H. Granrud (Retired)	73	Director, Member of the Audit Committee and Governance and Nominating Committee	2002	Consultant since 1996.[3]

Donald W. Vanlandingham	70	Director, Member of the Compensation and Benefits Committee and Governance and Nominating Committee	2003

Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Office of Ball Aerospace and Technologies Corporation from 1996 to 2002.[4]

1 Mr. Sellinger's board qualifications include extensive senior management experience in a high volume manufacturing business with annual sales in excess of $1 billion.

2 Mr. Roy's board qualifications include 30 years of investment banking experience and eight years experience as a principal in a private equity business founded by Mr. Roy.

3 Mr. Granrud's board qualifications include experience as a commanding general of an overseas command of the United States Army and Army General Staff responsibility for material requirements and force design with a multi-billion dollar annual budget.

4 Mr. Vanlandingham's board qualifications include extensive senior management experience in a technology oriented aerospace business with annual sales in excess of $700 million.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.

There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

During the fiscal year ended March 31, 2010, the Board of Directors held meetings on eight occasions. The Company encourages directors to attend the Annual Meeting each year. At the last Annual Meeting held August 11, 2009, all members of the Board of Directors attended. Each incumbent director attended or participated in more than 75 percent of the meetings of the Board of Directors and Board committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The votes of each director are recorded in the minutes for each matter considered by the Board of Directors. The independent directors serving on the Board of Directors periodically meet as a group without management present. None of the directors listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to serve as a director of the Company.

Board Diversity

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including, national and international business, operations, manufacturing, finance and investing, management, entrepreneurship, government and science, research and technology. While we do not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of the board's core strengths. When identifying and selecting director nominees, the Governance and Nominating Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise. We believe that the resulting diversity of directors allows the Board to engage in honest and challenging discussions, in service of the best decisions for the Company and its shareholders. The diversity of our directors' skills allows each director an opportunity to provide specific leadership in his or her respective areas of expertise. In an effort to increase diversity, the Governance and Nominating Committee considers diversity of race, gender and national origin of potential director candidates.

Board Leadership Structure

We have a board leadership structure whereby our Chief Executive Officer also serves as Chairman of the Board of Directors. We believe that having one person serve as both Chief Executive Officer and Chairman places the principal responsibility for the development of business strategy with a single person whose primary responsibility is to manage and execute the company's business plan.

Our Board of Directors is comprised of four independent directors and two management directors. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of our directors, see "Election of Directors" in this proxy.

Our Board has three committees - Audit, Compensation and Benefits, and Governance and Nominating. Each of these committees is comprised entirely of independent directors. For additional information on the responsibilities of each of these board committees see "Committees of the Board" in this proxy statement. We do not have a Lead Director, although Mr. Roy serves as the independent financial expert on our audit committee and in this role exercises substantial influence and judgment over the company's financial affairs and financial reporting. All of our independent directors are encouraged to, and do, actively participate in the development of the company's business strategy in collaboration with the Chief Executive Officer and in the general oversight of the company's operations and financial affairs.

We believe the current board leadership structure facilitates effective communication, oversight and governance of the Company consistent with the best interests of the company's shareholders and other stakeholders.

Board Risk Oversight

Our company faces a number of risks including financial, operational, reputational, credit and liquidity, governance and regulatory. The Chief Executive Officer and Chief Financial Officer are primarily responsible for identifying, assessing and managing these risks. The Board of Directors provides additional risk oversight in several ways including; 1) Discussing internal controls and financial reporting annually through review and approval of the Company's annual budget, including a review of potential risks that could negatively impact the proposed budget and plan; 3) Performing regulatory reviews with management regarding the liquidity and capital requirements; and 4) Engaging in periodic discussions regarding operational and other risks with our Chief Executive Officer, Chief Financial Officer, and other company officers, as it deems appropriate.

Committees of the Board

The Board of Directors has an Audit Committee, Compensation and Benefits Committee and a Governance and Nominating Committee. The Audit Committee has a written charter adopted by the Board of Directors that specifies its duties including assisting the Board of Directors in its general oversight of the Company's financial reporting, internal controls and audit functions, and its direct responsibility for the appointment, retention, compensation and oversight of the independent auditors. A copy of the Company's Audit Committee charter is available on our website at http://www.uqm.com/audit_charter.php. The Audit Committee consists of three directors, Messrs. Roy, Granrud and Sellinger, and met four times during fiscal 2010. All members of the Audit Committee are independent directors as defined in applicable rules of the NYSE Amex and the Securities and Exchange Commission ("SEC"). The Audit Committee also includes at least one member, Mr. Roy, whom the Board has determined meets the qualifications of an "audit committee financial expert" in accordance with SEC rules. See also "Report of the Audit Committee" below.

The Governance and Nominating Committee considers such matters as whether the size and composition of the Board is appropriate in the context of the Company's business operations, monitors and addresses issues related to corporate governance and suggests changes when it deems appropriate. The Governance and Nominating Committee does not have a written charter, however, the Board's policies regarding nominations are set forth in resolutions of the Board of Directors. All members of the Governance and Nominating Committee are independent directors as defined in applicable rules of the NYSE Amex and the SEC.

The Governance and Nominating Committee consists of two directors, Messrs. Granrud and Vanlandingham. The Governance and Nominating Committee met one time during fiscal 2010. The Governance and Nominating Committee in performing its duties considers such things as the priorities and emphasis of the Board of Directors, which may change from time-to-time, changes in business operations or industry trends of the business, and the portfolio of skills and experience of current and prospective Board members. Generally, a diversity of factors such as age, general business experience, leadership and understanding and achievement in technology, manufacturing, marketing or finance are considered in the nomination process, although the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. Consideration of new Board nominee candidates typically involves internal discussions, identification of potential candidates and interviews with selected candidates. Candidates for nomination to the Board are generally suggested by Board members, Company employees and shareholders or business associates. The Board of Directors will consider candidates proposed by shareholders using the same evaluation criteria as for other candidates. Any shareholder interested in submitting a prospective nominee for consideration by the Board of Directors should submit the candidate's name and qualifications addressed to: Corporate Secretary at 4120 Specialty Place, Longmont, Colorado 80504.

The Compensation and Benefits Committee reviews the performance and compensation of the Company's Chief Executive Officer and administers the 2002 Equity Incentive Plan, Employee Stock Purchase Plan and Stock Bonus Plan. The Compensation and Benefits Committee consists of three directors. Messrs. Roy, Vanlandingham and Sellinger, and met one time during fiscal 2010. All members of the Compensation and Benefits Committee are independent directors as defined in applicable rules of the NYSE Amex and the SEC. The Compensation and Benefits Committee does not have a written charter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation and Benefits Committee currently consists of three outside directors, Messrs. Roy, Vanlandingham and Sellinger. During the fiscal year ended March 31, 2010, Messrs. Roy, Vanlandingham and Sellinger were not officers or employees of the Company or its subsidiaries, were not former officers or employees of the Company or its subsidiaries and did not have any relationship with the Company or its subsidiaries requiring disclosure.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that any communications from shareholders be in writing and addressed to the Board in care of the Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504. The name of any specific intended Board member should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipient; however, the Board has also authorized the Corporate Secretary, prior to forwarding any correspondence, to review the correspondence, and in his discretion, not to forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers, employees, consultants, representatives and agents. The Code of Ethics and Business Conduct is available on our website at http://www.uqm.com/UQMcode.php . If the Company makes any substantive amendments to the Code of Ethics and Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The Committee appointed the independent auditors Grant Thornton LLP to serve for the fiscal year ended March 31, 2010 and this selection was ratified by the Company's shareholders on August 11, 2009. The Committee reviewed and discussed the financial statements included in the Quarterly Reports on Form 10-Q and the audited financial statements in the Annual Report for the fiscal year ended March 31, 2010 with Grant Thornton LLP. The meetings and discussions included the matters required to be discussed by Statement of Auditing Standards No. 61. The Committee also reviewed with management and the independent auditors the reasonableness of significant judgments and the clarity and quality of disclosures in the financial statements, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The independent auditors also provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board ("PCAOB"). The Committee discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures required by the PCAOB and considered whether the independent auditors' provision of non-audit services is compatible with the auditors' independence.

In accordance with the Audit Committee policy and applicable law, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). Non-audit services, such as tax return preparation, are provided by service providers other than Grant Thornton LLP.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit and met with the auditors, to discuss the results of their examinations, their consideration and testing of the Company's internal controls as part of their audit, and the overall quality of the Company's financial reporting. The Committee also reviewed the Company's disclosure controls. Four Audit Committee meetings were held during the fiscal year.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2010 and filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Stephen J. Roy

Jerome H. Granrud

Joseph P. Sellinger

June 5, 2010

1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

MANAGEMENT

The executive officers of the Company are:

Name	Age	Position

William G. Rankin	66	Chairman of the Board of Directors, President and Chief Executive Officer

Donald A. French	54	Treasurer, Secretary and Chief Financial Officer

Ronald M. Burton	56	Senior Vice President of Operations

Jon Lutz	41	Vice President of Technology

William G. Rankin has served as Chairman of the Board of Directors since February 2000, Chief Executive Officer since August 1999 and President and Chief Operating Officer since January 1996. Mr. Rankin served as Executive Vice President-Operations from 1992 through 1995 and has been a member of the Board of Directors since 1994. He joined the Company in 1992.

Donald A. French has served as Treasurer, Secretary and Chief Financial Officer since he joined the Company in 1987 and has been a member of the Board of Directors since 2009.

Ronald M. Burton has served as Senior Vice President of Operations since September, 2007. Mr. Burton served as Vice President of Operations from March 2004 through September 2007. From 2001 to 2004 Mr. Burton was employed by Stature Electric, Inc., a motor manufacturing company, as Vice President of Sales and Engineering. From 1989 to 2001, Mr. Burton was employed by Globe Motors, a motor manufacturing company, where he served as Director of Engineering and Operations since 1993, and prior to that as Director of Engineering.

Jon Lutz was appointed Vice President of Technology in September, 2007. From 2000 to 2007, Mr. Lutz served as Director of Engineering and prior to that as Motor Group Manager and Motor Magnetics Design Engineer. Mr. Lutz joined the Company in February 1993.

There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission, the NYSE Amex Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company is required to report in this statement any failure to file timely reports with the Securities and Exchange Commission during fiscal 2010. Based solely on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation programs are designed with the objectives of attracting, motivating and retaining highly qualified executives, providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.

Our management compensation program has three primary components:

Base pay	Provides an annual salary level consistent with market conditions, the individuals' position, responsibility and contributions.
Variable pay

Makes a portion of each executive's annual compensation dependent upon the success of the Company, organizational and individual performance objectives and encourages an ownership mindset that aligns the interests of management with those of the Company's other shareholders.

Retirement, severance and other compensation	Rewards long-term service and provides some measure of financial security.

The base pay component of executive compensation may be increased, but not decreased, by the Board at anytime and is payable semi-monthly in cash. The variable pay component of executive compensation may be paid in cash or equity or a combination of both and is evaluated annually by the Board using both objective and subjective criteria. The objective criteria is principally related to the attainment of financial goals established in the Company's annual business plan that is reviewed and approved by the Board of Directors at the beginning of each fiscal year. The subjective criteria are determined by our Compensation and Benefits Committee based on its deliberations regarding accomplishments and successes achieved collectively and individually by

Company executives that, in the Committee's judgment, contributed value to the Company and its shareholders. In order to provide a complete compensation package to our executives, the Company's executive officers may participate in benefit plans generally available to all employees including health, dental and life insurance, long-term disability insurance, flexible spending accounts, 401(k) retirement plan and employee stock purchase plan.

We have entered into multi-year employment agreements with our Chief Executive Officer, Chief Financial Officer, Senior Vice President of Operations and Vice President of Technology that contain voluntary and involuntary severance payment provisions, including change in control severance payments, post retirement medical insurance and provide a modest program of executive perquisites and personal benefits as are further described below.

The Compensation and Benefits Committee is composed of three members of our Board of Directors. Each of the Committee members are independent directors as defined in applicable rules of the NYSE Amex and the SEC. The Compensation Committee does not delegate its authority to establish executive compensation to any other persons. The Committee recommended the total compensation (and each of the individual elements of compensation) for William G. Rankin, Chairman, President and Chief Executive Officer, to the Board of Directors, which subsequently approved the Committee's recommendation without change. The Committee also recommended the compensation of the other executive officers with input from the Chief Executive Officer. These recommendations were subsequently approved by the Board of Directors without modification.

To assist the Compensation and Benefits Committee in its review of executive compensation, during fiscal 2008 it retained the compensation and benefit consulting firm Towers Perrin to assist it in establishing appropriate compensation for the Company's executives. Towers Perrin recommended to the Committee a peer group of twenty alternative energy companies. Towers Perrin selected companies that it believed competed with the Company in the marketplace for executive talent. The peer group was limited to companies with a market capitalization between $40 million to $500 million and whose total annual revenue was less than $500 million. The Compensation and Benefits Committee subsequently approved the peer group of companies recommended by Towers Perrin. The peer group companies are: Mechanical Technology Inc, SatCon Technology Corporation, Enova Systems Inc, Active Power Inc, Quantum Fuel Systems Technologies Worldwide Inc, Hydrogenics Corporation, Beacon Power Corporation, Valence Technology Inc, Capstone Turbine Corporation, Ultralife Batteries Inc, Altair Nanotechnologies Inc, Maxwell Technologies Inc, Plug Power Inc, MGP Ingredients Inc, Nova Biosource Fuels Inc, Amerigon Inc, Verenium Corporation, Medis Technologies Ltd, Pacific Ethanol Inc and EMCORE Corporation.

The compensation levels for the three primary elements of executive compensation are generally set to establish pay levels that are competitive with those of the identified peer group of companies. The assessment of what amount of pay will allow the Company to be competitive is primarily subjective; however, the Compensation and Benefits Committee attempts to establish the total compensation of each executive officer at approximately the 50th percentile for the peer group of companies selected. The amount of compensation allocated to each of the elements of compensation varies by individual and is based on the responsibilities of the individual, accomplishments of the individual during the compensation review period and the compensation of executives at the peer group of companies in similar positions. The Company anticipates that it may engage a compensation consultant at an interval of every three to five years to assist it in evaluating the competitiveness of its executive compensation program.

In fiscal 2010 the Company's shareholders voted against a proposal to increase the number of shares available for grant under the Company's Stock Bonus Plan. As a result of this action, the Compensation and Benefit Committee had to reconstitute the structure of executive compensation in fiscal 2010. The Committee retained Towers Perrin to assist it in determining an appropriate compensation structure for the Company's executive officers in fiscal 2010. The Committee recommended, and the Board approved its recommendation, that a substantial portion of each executives variable pay be paid in cash since the number of shares available for grants under the Stock Bonus Plan were limited. Accordingly, the variable pay component of compensation for executive officers of the company in fiscal 2010 was constituted as follows:

		Fair Value
	Cash	Of Stock
Executive Officer	Payment	Options Granted	Total
William G. Rankin	$ 251,580	152,263	403,843
Donald A. French	137,200	74,578	211,778
Ronald M. Burton	114,760	60,763	175,523
Jon Lutz	73,600	45,399	118,999
	$ 577,140	333,003	910,143

The Board of Directors believes that the Company's executive compensation structure as originally designed is appropriate and in the best interests of the Company's shareholders. Accordingly, the Board in this proxy solicitation has offered a proposal that the shareholders approve an amendment to the Company's Stock Bonus Plan to increase the number of shares available for grant. These shares, if approved, will again represent a principal component of the Company's variable pay structure. In the event that the proposal is defeated, the Board would expect to replace this equity-based compensation component principally with cash payments in fiscal 2011 and beyond.

Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions in the peer group of companies, as well as the seniority and performance of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Compensation Committee. As a guideline, we strive to establish base salary at approximately the median compensation level or above of our peer group of companies. Base salaries are reviewed annually by the Compensation and Benefits Committee and the Board of Directors and may be adjusted (upward only, in accordance with the terms of executive employment agreements) from time to time coincident with our annual review.

During fiscal 2010, the approximate increase in base salary for each executive is as follows: Mr. Rankin 4%, Mr. French 4%, Mr. Burton 3.5% and Mr. Lutz 3.5%. Increases in base salary for Messrs. Rankin, French, Burton and Lutz during fiscal 2010 consisted entirely of cost of living and merit based adjustments which were intended to maintain their base salary at approximately the 50th percentile.

Variable Pay. The Compensation and Benefits Committee annually considers the award of performance-based variable compensation to compensate executives for achieving financial, operational and strategic goals and for individual performance. Objective goals considered relate to the attainment of revenue and earnings targets established in the Company's annual business plan, which is reviewed and approved by the Board of Directors. Operational and strategic goals are more subjective than objective and typically relate to such matters as new customer and market development activities, supply chain optimization and improvement, technology base enhancements, new product development and launch activities, enhancement to the liquidity and visibility of the Company's common stock in the public trading markets and financing and capital raising activities, among other things. Subjective criteria are generally used to establish goals and objectives that the Board believes add value to the Company and enhance its prospects for long-term growth and success. The Compensation and Benefits Committee has not established quantitative formulas or other calculations to determine the amount of variable pay nor has it established a ceiling level or amount. The amount of variable pay, if any, is established during deliberations by the Committee using its judgment after considering the objective and subjective factors discussed above, other subjective factors not discussed above, individual performance and success, the Committee member's business experience and the variable compensation for similar positions in the peer group of companies. As a result, variable pay can vary greatly from one year to the next.

Variable compensation may be paid in the form of a cash or stock bonus, or in the form of a grant of stock options or any combination of the foregoing. As a general philosophy, the Compensation and Benefits Committee prefers that variable compensation be paid principally in the form of equity-based instruments such as common stock or stock options. Equity-based compensation awards to Messrs. Rankin and French vest immediately. Equity-based compensation awards to Messrs. Burton and Lutz have a future service requirement (vesting period) of three years. The Committee believes that equity-based compensation awards may aid in the retention of the executive and serve to align the interests of the executive with those of the Company's other shareholders.

As described above, the Company's shareholders rejected in fiscal year 2010 management's proposal to increase the number of shares available for grant under the Company's Stock Bonus Plan. As a result, a substantial portion of variable pay was paid in cash during fiscal 2010 as further detailed below.

During fiscal 2010, the following types and amounts of variable pay were awarded: Cash bonuses of $75,000, $50,000, $45,000 and $30,000 were paid to Messrs. Rankin, French, Burton and Lutz. The bonus amount for each executive was determined based on the Committee's assessment of each officer's performance under the subjective and objective criteria described above. Messrs. Rankin, French, Burton and Lutz were also paid $176,580, $87,200, $69,760 and $43,600 in cash as a substitute for the unavailability of common stock under the Company's Stock Bonus Plan. Messrs. Rankin, French, Burton and Lutz were also granted options to acquire 70,492, 40,096, 25,213 and 18,838 shares of common stock under the 2002 Equity Incentive Plan with a fair value of $152,263, $74,578, $60,763 and $45,399, respectively. The options had an exercise price of $4.73 per share and were for a term of five years in the case of Mr. Rankin, four years in the case of Messrs. Burton and Lutz, and three years in the case of Mr. French. The fair value of equity compensation granted to each officer and the proportion of such compensation to total compensation was generally determined based on the compensation survey of peer companies conducted last year as adjusted by the Compensation and Benefit Committee for inflation and merit increases.

Retirement, Severance and Other Compensation. We have entered into employment agreements with our Chief Executive Officer, William G. Rankin, our Chief Financial Officer, Donald A. French, our Senior Vice President of Operations, Ronald M. Burton and our Vice President of Technology, Jon Lutz. The agreements provide for compensation in the form of annual base salary, which cannot be decreased during the term of the agreement, a monthly automobile allowance, opportunity for cash bonuses, stock awards and stock options and employee benefits available to other Company employees. The agreements also provide for potential payments upon termination, voluntary retirement, voluntary or involuntary severance and termination upon a change in control of the Board of Directors. The amounts of these potential payments are summarized below in the section "Potential Payments Upon Termination or Change in Control."

The purpose of the employment agreements is to provide financial security for the executive, to aid in retention and to encourage loyalty and long-term employment with the Company.

Under the employment agreements, each executive has agreed not to disclose any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company's business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by the executive, individually or with others, at any time during the term of his employment agreement which relates to the business of the Company.

The employment agreements further provide that Messrs. Rankin, French, Burton and Lutz, for a period of one year after the term of their respective employment agreements, will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company and for a period of one year after termination of the executive's employment agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will the executive induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

Awards of Equity-Based Compensation

We may pay variable compensation to executives in the form of cash, stock bonus awards or stock options as discussed above. To the extent we grant equity-based compensation to executives in connection with our Compensation and Benefits Committee review of annual executive compensation, the grants will ordinarily be made on or about the date of the Annual Meeting. This practice helps avoid any perception that such equity-based compensation grants are "market timed" to provide an inappropriate compensatory benefit to the executive. We grant stock options to executives with an exercise price equal to the closing price of the Company's common stock on the NYSE Amex Stock Exchange on the date of grant. The date of grant for all stock option grants is the date the Board formally authorizes and approves the grant. The grant date is documented by minutes of a meeting of the Board of Directors or by a unanimous consent resolution of the Board of Directors signed by all directors.

The Compensation and Benefits Committee may also grant equity-based compensation throughout the year to key employees or executives depending on the circumstances. These grants may result from a variety of factors including, but not limited to, the hiring of a new employee, the desire to retain an existing employee, the reward of extraordinary individual performance, as an incentive for an executive to renew an employment agreement or as a reward for Company performance or individual accomplishments of exceptional value to the Company and its shareholders. The timing of these grants is typically event driven, and the Compensation and Benefits Committee does not time or consider the timing of any such grants to take advantage of current, potential or anticipated price changes in the Company's common stock.

Tax and Accounting Considerations

All elements of our employee and executive compensation program generate charges to earnings under generally accepted accounting principles in the United States. Our allocations of the elements of total compensation are generally not influenced by the accounting treatment of each element. We do, however, consider the tax treatment of compensation elements as one factor in the allocation of each element.

We do not have a policy addressing recovery of variable pay in the event financial results underlying any such compensation are restated. If such an event does occur, our Compensation and Benefits Committee would determine the appropriate action under the circumstances.

EXECUTIVE COMPENSATION

The following tables and narrative discuss the compensation of our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated officers determined under the Securities and Exchange Commission rules for fiscal 2010. These persons are referred to as our named executive officers.

SUMMARY COMPENSATION TABLE FISCAL 2010

Name and						All other
principal	Fiscal			Stock	Option	compen-
position	year	Salary	Bonus	awards(1)	awards(1)	sation(2)	Total
		($)	($)	($)	($)	($)	($)

William G. Rankin
Chairman, President	2010	335,732	251,580	-	152,263	25,857	765,432
and Chief Executive	2009	322,676	50,000	176,580	138,420	22,142	709,818
Officer	2008	311,979	100,000	313,500	-	21,245	746,724

Donald A. French
Treasurer, Secretary	2010	222,797	137,200	-	74,578	19,072	453,647
and Chief Financial	2009	214,012	30,000	87,200	67,799	18,958	417,969
Officer	2008	204,645	100,000	156,750	-	19,242	480,637

Ronald M. Burton	2010	199,555	114,760	-	60,763	14,309	389,387
Senior Vice President	2009	190,008	30,000	69,760	55,240	14,691	359,699
of Operations	2008	175,146	30,000	125,399	-	6,412	336,957

Jon Lutz	2010	181,851	73,600	-	45,399	15,949	316,799
Vice President of	2009	176,380	20,000	43,600	41,400	15,928	297,308
Technology	2008	159,741	20,000	59,850	25,001	10,062	274,654

(1) The amounts reported in the stock and option awards' columns represent the aggregate grant date fair value computed pursuant to FASB ASC Topic 718 in the Company's financial statements, not reduced by the estimated forfeiture rate.

(2) Amounts reported in the all other compensation column above are comprised of the following items:

All Other Compensation

		401(k) plan		Employer	Professional
	Fiscal	matching	Automobile	paid life	dues, education
Name	year	contributions	allowance	insurance(1)	& other	Total
		($)	($)	($)	($)	($)

William G. Rankin	2010	7,201	9,720	8,681	255	25,857
	2009	6,910	9,720	5,376	136	22,142
	2008	6,827	9,720	4,698	-	21,245

Donald A. French	2010	7,201	9,720	1,456	695	19,072
	2009	6,910	9,720	1,200	1,128	18,958
	2008	6,827	9,720	1,344	1,351	19,242

Ronald M. Burton	2010	-	9,720	4,589	-	14,309
	2009	-	9,720	4,971	-	14,691
	2008	-	5,265	1,147	-	6,412

Jon Lutz	2010	5,495	9,720	244	490	15,949
	2009	5,285	9,720	236	687	15,928
	2008	4,489	5,265	95	213	10,062

(1) Premiums paid by the Company to insure the salary continuation provisions contained in executive employment agreements which provide for the payment of three years of annual base salary to the estate of the executive in the event of his death during the term of the employment agreement.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2010

			All other
			option		Grant
		All other	awards:		date fair
		stock	Number of	Exercise	value of
		awards:	securities	price of	stock and
	Grant	Number of	underlying	option	option
Name	date	shares of stock	options(2)	awards	awards(1)
		(#)	(#)	($/Sh)	($)
William G. Rankin	11/03/09	-	70,492	$4.73	152,263

Donald A. French	11/03/09	-	40,096	$4.73	74,578

Ronald M. Burton	11/03/09	-	25,213	$4.73	60,763

Jon Lutz	11/03/09	-	18,838	$4.73	45,399

(1) The grant date fair value is the amount computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model.

(2) Represents awards granted under the UQM Technologies, Inc. 2002 Equity Incentive Plan, as amended.

Employment Agreements

Each executive officer has an employment agreement with the Company. These agreements provide for the acceleration of vesting of equity-based awards in certain circumstances and for potential severance payments upon voluntary or involuntary termination or termination upon a change in control. See "Compensation Discussion and Analysis - Retirement, Severance and Other Compensation" above and "Potential Payments Upon Termination or Change in Control" below for additional information.

Option Awards

We granted option awards under the Company's 2002 Equity Incentive Plan. The options granted to Messrs. Rankin and French vest immediately and the options granted to Messrs. Burton and Lutz vest in three equal annual installments beginning on the first anniversary of the grant date. The options granted consisted of incentive and non-qualified stock options and are exercisable for a term of five years from the date of grant in the case of Mr. Rankin, four years in the case of Messrs. Burton and Lutz, and three years in the case of Mr. French. The exercise price of the options is equal to the closing price of our common stock on the NYSE Amex Stock Exchange on the date of grant.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2010

Option awards					Stock awards
	Number	Number
	of securities	of securities			Number	Market value
	underlying	underlying			of shares	of shares
	unexercised	unexercised	Option	Option	of stock	of stock
	options	options	exercise	expiration	that have	that have
Name	exercisable	unexercisable	price	date	not vested	not vested(7)
	(#)	(#)	($)		(#)	($)

William G. Rankin	70,492	-	4.73	11/02/15
	139,818	-	2.18	07/22/13	-	-
	100,000	-	3.84	11/29/15
	45,000	-	2.53	01/03/15
	100,000	-	2.21	11/15/14
	103,500	-	2.41	02/26/14
	64,000	-	2.75	02/13/13
	76,000	-	4.15	02/05/12
	90,000	-	7.13	01/31/11

Donald A. French(6)	40,096	-	4.73	11/02/13
	68,484	-	2.18	07/22/13	-	-
	75,000	-	3.84	11/29/15
	25,000	-	2.53	01/03/15
	75,000	-	2.21	11/15/14
	100,000	-	2.41	02/26/14
	70,000	-	2.75	02/13/13
	70,000	-	4.15	02/05/12
	60,000	-	7.13	01/31/11

Ronald M. Burton	-	25,213(3)	4.73	11/02/14
	18,599	37,199(2)	2.18	07/22/13	21,333(5)	89,812
	-	-	-	-	12,294(4)	51,758
	50,000	-	3.84	11/29/15
	50,000	-	2.21	11/15/14
	50,000	-	2.50	03/03/14

Jon Lutz	-	18,838(3)	4.73	11/02/14
	13,939	27,879(2)	2.18	07/22/13	13,333(5)	56,132
	-	-	-	-	5,868(4)	24,704
	7,576	3,788(1)	3.57	08/21/17	-	-
	5,000	-	3.20	08/01/16
	35,000	-	3.84	11/29/15
	20,000	-	2.41	02/26/14
	35,000	-	2.75	02/13/13
	30,000	-	4.15	02/05/12
	12,500	-	7.13	01/31/11

(1) These unexercisable options were granted on August 22, 2007. Two-third of the options have vested, an additional one-third will vest on August 2, 2010.

(2) These unexercisable options were granted on July 23, 2008. One-third of the options have vested, an additional one-third will vest on July 23, 2010 and the remainder will vest on July 23, 2010.

(3) These unexercisable options were granted on November 3, 2009. One-third of the options will vest on each of the next three anniversary dates starting November 23, 2010.

(4) The restricted shares were granted on August 22, 2007. Two-third of the shares have vested, the remainder will vest on August 22, 2010.

(5) The restricted shares were granted on July 23, 2008. One-third of the shares have vested. An additional one-third will vest on July 23, 2010 and the remainder will vest on July 23, 2011.

(6) Mr. French has transferred the non-qualified stock option portion of each grant to a limited partnership of which Mr. French is the general partner.

(7) The market value has been determined based on the closing price of Company common stock on March 31, 2010 of $4.21 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2010

	Option awards		Stock awards
	Number		Number
	of shares	Value	of shares	Value
	acquired	realized on	acquired	realized
Name	on exercise	exercise	on vesting	on vesting
	(#)	($)	(#)	($)
William G. Rankin	101,500	290,052	-	-
Donald A. French	-	-	-	-
Ronald M. Burton	89,118	111,398	24,627	88,496
Jon Lutz	40,000	91,650	13,057	44,860

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified deferred compensation plans sponsored by us.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our Chief Executive Officer, William G. Rankin, our Chief Financial Officer, Donald A. French, our Senior Vice President of Operations, Ronald M. Burton and our Vice President of Technology, Jon Lutz.

Mr. Rankin and Mr. French

The term of employment covered by the employment agreements for Mr. Rankin and Mr. French originally commenced on January 1, 2003 and continues through August 22, 2012. The agreements were amended and restated during fiscal 2008 to comply with tax law changes under Section 409A of the Internal Revenue Code and to make certain other changes. The agreements for Mr. Rankin and Mr. French contain voluntary and involuntary severance provisions, including severance provisions arising from a change in control of the Company's Board of Directors. The agreements also provide for the availability of post-retirement health insurance and for payments due to voluntary retirement after attaining retirement age (62-½) or twenty years of service with the Company.

A voluntary severance payment of three months salary will be paid if the executive voluntarily resigns prior to age 62-½ without providing the required notice stated in the agreement. The agreement for Mr. French provides for a voluntary severance payment of one month's salary for each completed full year as an officer of the Company up to a maximum of 24 months salary if he resigns prior to age 62-½ after satisfying the notice requirement. In the event the executive's employment is involuntarily terminated by the Company without cause (including certain relocations and constructive terminations), other than upon a change in control event, the executive will receive a lump sum payment equal to 24 months salary. In the event of a voluntary retirement by the executive after age 62-½ and after satisfying the notice requirement, the executive will receive a lump sum payment equal to 24 months salary. In the event the executive's employment is involuntarily terminated as a result of a change in control, the executive will be paid twice the amount payable for an involuntary separation without cause. Generally the payments will be made in a lump sum within 30 days following separation from service, except to the extent a delay in payment is required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

Mr. Burton and Mr. Lutz

The term of the employment covered by the employment agreements for Mr. Burton and Mr. Lutz commenced as of September 17, 2007 and continues through August 21, 2012. The agreements for Mr. Burton and Mr. Lutz contain voluntary and involuntary severance provisions, including severance provisions arising from a change in control of the Company's Board of Directors. The agreements also provide for the availability of post-retirement health insurance and payments due to voluntary retirement after attaining retirement age (62-½).

A voluntary severance payment of six months salary will be paid if the executive voluntarily resigns prior to age 62-½ after providing the required notice stated in the agreement. If the executive has a voluntary severance, but does not provide the required notice, he will receive a payment equal to two months salary. In the event the executive's employment is involuntarily terminated without cause, other than upon a change in control event, the executive will be paid one month of salary for each complete year of service as an officer of the Company up to a maximum of 24 months or six months pay, whichever is greater. In the event the executive's employment is involuntarily terminated as a result of a change in control event, the executive will be paid twice the amount payable for an involuntary separation without cause. In the event of a voluntary retirement by the executive after age 62-½ and after satisfying the notice requirement, the executive will receive a lump sum payment equal to one month of pay for each month the executive has served as an officer of the Company plus an additional six months pay up to a maximum equal to 24 months salary. Generally the payments will be made in a lump sum within 30 days following separation from service, except to the extent a delay in payment is required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

Health and Life Insurance and Other Benefits

All of the executive employment agreements provide that upon retiring from the Company after attaining age 62-½ or twenty years of service as an officer of the Company, the executive and his qualified family members may continue to purchase health insurance through the Company's group health insurance plan at the same cost as other employees from the date employment is terminated until the executive attains 65 years of age. Each executive of the Company also receives a monthly automobile allowance and may utilize Company paid financial and tax planning professionals to assist the executive with personal legal, financial planning and tax issues arising from the multiple facets of the Company's compensation program.

All of the employment agreements provide that the Company shall maintain at its expense, life insurance coverage on the executive payable to the executive's designees in an amount equal to three times the annual salary payable to each executive.

Treatment of Equity Awards

Retirement. When an executive retires, all stock options and bonus stock awards become fully vested. Incentive stock options may be exercised for a period of three months following retirement and non-qualified stock options may be exercised at anytime until the expiration of their original term. Incentive stock options not exercised within the three month period following retirement may be converted to non-qualified stock options, in which case they may be exercised at anytime until the expiration of their original term.

Change in Control. In the event of a change in control, all stock options and bonus stock awards held by executive officers become immediately vested. For purposes of the agreements, a change in control generally means the election of new Board members constituting a majority of the directors then in office, which new Board members were not nominated by a majority of the directors then in office on the date of the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our executive employment agreements provide compensation to Messrs. Rankin, French, Burton and Lutz in the event of a termination of employment or a change in control. The agreements include restrictions on non-disclosure of confidential information and restrictive covenants relating to non-competition and non-solicitation. See "Retirement, Severance and Other Compensation" above in the "Compensation Discussion and Analysis." The tables below show potential payments or benefits upon a termination or change in control assuming the triggering event took place on March 31, 2010. The closing price per share of our common stock on March 31, 2010 was $4.21. Actual amounts can only be determined at the date of the triggering event.

				Retirement	Life
				after age 62-½	insurance
			Termination	or upon	proceeds	Termination
		Termination	by us	attaining	upon	due to a
		by us for	without	20 years	termination	change in
	Quit	cause	cause	of service	by death	control
William G. Rankin	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	680,160	-	680,160	680,160	1,020,240	1,360,320
Acceleration of unvested
equity awards	-	-	-	-	-	-
Benefits:
Health Insurance Premiums	-	-	-	-	-	-

Total	680,160	-	680,160	680,160	1,020,240	1,360,320

				Retirement	Life
				after age 62-½	insurance
			Termination	or upon	proceeds	Termination
		Termination	by us	attaining	upon	due to a
		by us for	without	20 years	termination	change in
	Quit	cause	cause	of service	by death	control
Donald A. French	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	432,553(1)	-	451,360	432,553(1)	677,040	902,720
Acceleration of unvested
equity awards	-	-	-	-	-	-
Benefits:
Health Insurance Premiums(2)	142,857	-	142,857	142,857	-	142,857

Total	575,410	-	594,217	575,410	677,040	1,045,577

(1) Amount based on termination after 23 years of service as of March 31, 2010.

(2) Amount determined based on executive's age as of March 31, 2010 and current Company cost of premiums multiplied by the number of years until the executive attains age 65.

Life
insurance
			Termination	proceeds	Termination
		Termination	by us	upon	due to a
		by us for	without	termination	change in
	Quit	cause	cause	by death	control
Ronald M. Burton	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	100,913	-	100,913	605,475	201,825
Acceleration of unvested
equity awards	-	-	-	-	217,084(1)
Benefits:
Health Insurance Premiums	-	-	-	-	-

Total	100,913	-	100,913	605,475	418,909

(1) Represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of March 31, 2010 that would vest upon a change in control.

Life
insurance
			Termination	proceeds	Termination
		Termination	by us	upon	due to a
		by us for	without	termination	change in
	Quit	cause	cause	by death	control
Jon Lutz	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	91,598	-	91,598	549,585	183,195
Acceleration of unvested
equity awards	-	-	-	-	139,854(1)
Benefits:
Health Insurance Premiums	-	-	-	-	-

Total	91,598	-	91,598	549,585	323,049

(1) Represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of March 31, 2010 that would vest upon a change in control.

DIRECTOR COMPENSATION

During the fiscal year ended March 31, 2008 the Compensation and Benefits Committee retained the consulting firm Towers Perrin to assist it in establishing appropriate compensation for the Company's directors. This analysis included the evaluation of the board compensation practices of a peer group of twenty alternative energy companies selected by the consulting firm that it believed competed with the Company in the marketplace for executive talent. See the list of component companies included in the "Compensation Discussion and Analysis" above. After considering the recommendations of the compensation consultant, the Board of Directors adopted a director compensation policy consisting of an annual cash retainer and equity-based compensation that it believes appropriately aligns the interests of directors with those of the Company's shareholders. As a result of the rejection by the Company's shareholders of management's proposal to increase the number of shares available for grant under the Company's Stock Bonus Plan in fiscal 2010, the Compensation and Benefits Committee had to reconstitute director compensation. Accordingly, a portion of director's equity-based compensation was paid in cash and /or stock options in lieu of the grant of common stock under the Stock Bonus Plan.

Directors of the Company who are not officers may elect to receive an annual retainer of $35,000 in cash or the grant of options to acquire that number of shares of the Company's common stock that is equivalent to $35,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant or a combination of cash and options that together have a fair value of $35,000. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. Options granted under the plan vest immediately.

Non-employee directors also receive each year shares under the Company's Stock Bonus Plan with a fair value of $14,000 on the date of grant. These shares vest immediately. In addition each non-employee director receives a stock option for that number of shares of the Company's common stock that is equivalent to $21,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant. Directors may elect option exercise periods ranging from three years to ten years in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. Options granted under this component of Director compensation vest immediately.

Non-employee Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, each non-employee director upon his initial election to the Board is awarded 2,000 shares of the Company's common stock at a purchase price of $0.01 per share under the Stock Bonus Plan. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors. Accordingly, Mr. Rankin and Mr. French do not receive additional compensation for their service as a director.

The following table sets forth information concerning remuneration to directors of the Company during fiscal 2010:

DIRECTOR COMPENSATION FISCAL 2010(4)

	Fees earned			All
	or paid in	Stock	Option	other
	cash	awards (1) (3)	awards(2) (3)	compensation	Total
Name	($)	($)	($)	($)	($)

Stephen J. Roy	38,333	-	25,000	-	63,333

Jerome H. Granrud	38,333	-	25,000	-	63,333

Donald W. Vanlandingham	23,333	-	35,000	-	58,333

Joseph P. Sellinger	31,667	-	35,000	-	66,667

(1) The table below shows the aggregate number of shares of common stock granted under the Stock Bonus Plan held by each non-employee director as of March 31, 2010:

Number of
common shares
Stephen J. Roy	12,653

Jerome H. Granrud	12,653

Donald W. Vanlandingham	12,653

Joseph P. Sellinger	8,296

(2) The table below shows the aggregate number of option awards granted under the Stock Bonus Plan held by each non-employee director as of March 31, 2010:

		Number of	Option	Option
		options	exercise	expiration
	Grant date	outstanding	price	date

Stephen J. Roy	11/03/2010	11,574	$ 4.73	11/02/2010
	07/23/2008	17,647	$ 2.18	07/22/2013
	11/01/2007	11,538	$ 3.40	10/31/2012
	04/26/2000	977	$ 7.63	04/25/2010

Jerome H. Granrud	11/03/2010	12,438	$ 4.73	11/02/2010
	07/23/2008	22,059	$ 2.18	07/22/2011
	11/01/2007	13,158	$ 3.40	10/31/2011
	11/01/2007	1,276	$ 3.40	10/31/2010
	08/22/2007	4,808	$ 3.57	08/21/2010
	08/02/2006	3,937	$ 3.20	08/01/2011

Donald W. Vanlandingham	11/03/2010	17,413	$ 4.73	11/02/2010
	07/23/2008	51,949	$ 2.18	07/22/2012
	11/01/2007	11,538	$ 3.40	10/31/2012

Joseph Sellinger	11/03/2010	12,111	$ 4.73	11/02/2010
	07/23/2008	17,647	$ 2.18	07/22/2013
	03/21/2008	6,944	$ 1.95	03/20/2013

(3) The amount reported is the aggregate grant date fair value computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model. Stock and option awards vest in full on the date of grant.

(4) Does not include information for Messrs. Rankin and French, who as officers of the Company serve on the Board without additional compensation.

The Board of Directors determines the total amount of the annual retainer and bonus share award payable to non-employee members of the Board of Directors.

COMPENSATION COMMITTEE REPORT2

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommends that it be included in our annual report on Form 10-K for the fiscal year ended March 31, 2010 and Proxy Statement for the annual meeting of shareholders to be held August 4, 2010.

Compensation and Benefits Committee

Stephen J. Roy

Donald W. Vanlandingham

Joseph P. Sellinger

June 5, 2010

2 The material in this report is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with all members of the Board of Directors and with certain officers. Such agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Colorado law and the Company's Bylaws.

The Company has not adopted a written related person transactions policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related persons transactions." The Audit Committee approves any transaction between the Company and a related person. A related person is any executive officer, director, or more than five percent shareholder of the Company's stock, including any of their immediate family members, and any entity owned or controlled by such persons.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company's $0.01 par value common stock by (i) beneficial owners of five percent or more of the Company's common stock, (ii) each director and nominee director, (iii) each of the named executive officers and (iv) all directors and executive officers as a group, as of June 4, 2010 except for the beneficial owners of five percent or more which are as of December 31, 2009. Unless otherwise noted, each shareholder's address is the address of the Company and exercises sole voting and investment power with respect to the shares beneficially owned.

	Number of Common Shares
Name of Beneficial Owner	Beneficially Owned	Percent of Class (1)
William G. Rankin	917,707	2.49%
Donald A. French	632,564	1.73%
Ronald M. Burton	249,605	0.69%
Jon Lutz	195,087	0.54%
Stephen J. Roy	59,389	0.17%
Jerome H. Granrud	71,173	0.20%
Donald W. Vanlandingham	106,553	0.30%
Joseph P. Sellinger	44,998	0.13%
Gilder, Gagnon, Howe & Co. LLC(2)	4,032,458	11.19%
Invesco, Ltd.(3)	2,881,320	7.99%

Director and Executive Officers as a Group (eight persons)	2,277,076	5.99%

(1) Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 4, 2010. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.

(2) Based on reported holdings as of December 31, 2009. The address of Gilder, Gagnon, Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, NY 10019

(3) Based on reported holdings as of December 31, 2009. The address of Invesco, Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for
future issuance under
	Number of securities to be	Weighted-average	equity compensation
	issued upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,732,657	$ 3.40	776,764
Equity compensation plans not approved by security holders	-	-	-
Total	2,732,657	$ 3.40	776,764

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP, a registered public accounting firm, as the Company's independent auditors for the fiscal year ending March 31, 2011, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Grant Thornton LLP was engaged as the Company's auditors in September 2004. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's governing documents, nor law, require stockholder ratification of the selection of Grant Thornton LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be ratified, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act will (unless the proxy form has been marked against or authority to vote is withheld) be voted in favor of the proposal.

Independent Auditor's Fees

The following table represents aggregate fees billed to the Company by Grant Thornton LLP for the fiscal years ended March 31, 2010 and 2009:

	2010	2009
Audit Fees (1)	$ 295,983	$ 217,956
Audit - Related Fees (2)	$ -	$ -
Tax Fees	$ -	$ -
All Other Fees	$ -	$ -

(1) Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and effectiveness of internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and professional services rendered related to comfort letter procedures for stock offering and providing consent to include the Auditor's opinion in registration statements.

(2) Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in Audit Fees.

All fees described above incurred in connection with services performed by Grant Thornton LLP were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee of the Board of Directors has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the principal accountant's independence.

Disagreements with Auditors

There have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

PROPOSAL 3: AMENDMENT OF THE STOCK BONUS PLAN

The Board of Directors (the "Board") approved a Stock Bonus Plan (the "Stock Bonus Plan") in 1985. The Stock Bonus Plan was not ratified by the Company's shareholders. On May 11, 2005 the Board approved an amendment to the Stock Bonus Plan to modify certain provisions and increase the number of shares available for grant to 554,994 shares. The amended and restated Stock Bonus Plan was approved by the Company's stockholders on July 28, 2005. As of March 31, 2010 there were 6,794 shares available for grant under the Stock Bonus Plan. On March 10, 2009, the Board approved an amendment to the Stock Bonus Plan to increase the number of shares available for grant by 1,000,000 shares. On August 11, 2009 the shareholders rejected the proposed amendment. Management is re-submitting the proposal to the Company's shareholders for their consideration due to the significant role of stock awards in the structure of executive compensation and the critical role management believes stock awards and equity-based compensation, generally, is expected to play in the recruitment of highly-qualified new employees over the next several years.

The company's compensation structure for executives consists of base pay, payable in cash, and performance-based variable compensation to compensate executives for achieving financial, operational and strategic goals and for individual performance. Performance-based variable compensation may be paid either in cash or in the form of shares under the Stock Bonus Plan, stock options under the Stock Option Plan, or a combination of each. Over the last several years, equity-based compensation (common stock and stock options) have been a significant component of each executive officer's total compensation, typically representing more than 35 percent of total annual compensation. This significant equity-based compensation component of executive compensation is designed to encourage an ownership mindset that aligns the interests of management with those of the Company's other shareholders.

The Company expects to experience rapid growth in its revenue and in the number of its employees over the next several years associated with the launch of higher volume manufacturing operations for CODA Automotive and other customers. In addition to aligning employee interests with those of the Company's shareholders, Management believes that the grant of shares under the Stock Bonus Plan is critically important to attracting and retaining highly qualified employees. Many large companies have substantially greater financial resources which permit them to offer highly competitive compensation packages to their employees. Grants of equity-based compensation to existing and potential future employees under the Stock Bonus Plan is a significant tool that the Company can use in competing for and retaining highly qualified employees in a competitive job market where the Company routinely competes with large companies for personnel. Equity-based compensation awards with multiple-year vesting periods can also serve as a substantial retention tool by requiring employees to remain employed by the company over a number of years to fully earn any such award.

If the proposal is approved, the number of shares available for grant will be 1,006,794 shares.

The following summary of the amended and restated Stock Bonus Plan is qualified by reference to the terms of the complete text of the Stock Bonus Plan and the amendment, which are incorporated by reference.

The purpose of the Stock Bonus Plan is to permit the grant of shares of common stock to employees, key consultants to the company, and directors who are not employees ("non-employee directors") as additional compensation for services rendered. Shares granted under the Stock Bonus Plan, unlike stock options granted under the Stock Option Plan, have a measurable market value on the date of grant. The Board has established grants of common stock under the Stock Bonus Plan as a significant component of the Company's equity-based compensation program. The grant of equity-based compensation is generally linked to the attainment of performance objectives established by the Board. Because a substantial portion of the total compensation paid to company executives is equity-based compensation paid through grants of common stock under the Stock Bonus Plan, the Board has determined that it is in the best interests of the Company to further increase the number of shares of common stock available for grant under the Stock Bonus Plan. The composition of executive compensation and the aggregate value paid to each executive officer has been determined by the Committee based on the market for executive level talent as determined by the Committee in consultation with the compensation firm Towers Perrin. See also Report of the Compensation Committee above. In the event that the Company's shareholders do not approve this amendment to the Stock Bonus Plan, the Board expects to substitute substantially all of the equity-based compensation typically paid to executive officers with cash payments. Consequently, a vote against this amendment will not have the effect of reducing the total amount of executive compensation, but rather will convert a noncash compensation cost to a compensation cost payable in cash.

The Stock Bonus Plan is administered as to grants to employees and key consultants by the Compensation and Benefits Committee of the Board (the "Committee") and as to grants to non-employee directors by the Board. The Stock Bonus Plan may be terminated at any time by resolution of the Board. The Committee must be structured at all times so it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the sole discretion to determine the employees and key consultants to whom common stock may be granted under the Stock Bonus Plan and the manner in which such shares will vest. The Board has the sole discretion to determine the non-employee directors to whom common stock may be granted and the manner in which it will vest. Shares of common stock are granted by the Committee to employees and key consultants, and by the Board to non-employee directors, in such numbers and at such times during the term of the Stock Bonus Plan as the Committee and the Board, respectively, shall determine. In making grants, the Committee and the Board will take into account such factors as they may deem relevant in order to accomplish the Stock Bonus Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to the Company's success.

The Stock Bonus Plan provides that the Committee may delegate authority to specified officers of the company to grant shares of common stock to employees and key consultants of the company; provided no grants of shares may be made by such specified officers to any employee or key consultant who is covered by Section 16(b) of the Exchange Act. At this time, the Committee has not made such a delegation.

Shares Subject to the Plan. As of June 5, 2010, 6,794 shares were available for grant under the Stock Bonus Plan. If this amendment is approved by shareholders the number of shares reserved and available for grant under the Stock Bonus Plan will be increased to 1,006,794 shares. On June 10, 2010, the closing price of a share of the company's common stock on the NYSE Amex Stock Exchange was $3.52.

The number of shares eligible for grant under the Stock Bonus Plan, the number of shares that may be granted to any individual, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the company's common stock. Shares of common stock that terminate or are canceled, are reacquired in accordance with plan provisions, together with shares of common stock that are used to pay withholding taxes, will again be available for option under the Stock Bonus Plan.

Participation. The Stock Bonus Plan provides that shares of common stock may be granted to those employees and key consultants who are selected by the Committee in its sole discretion and to non-employee directors who are selected by the Board in its sole discretion. The Company currently considers certain of its employees and consultants to be eligible, and all of its non-employee directors to be eligible, for the grant of shares of common stock under the Stock Bonus Plan. As of June 10, 2010, there were approximately 71 eligible individuals. The Stock Bonus Plan is a discretionary plan and, accordingly, it is not possible at present to determine the number of shares that may be granted to any individual during the term of the Stock Bonus Plan. There is no minimum or maximum number of shares that may be issued to any eligible participant.

Restrictions; Vesting. The Committee and the Board, respectively, determine the restrictions applicable to each grant of common stock under the Stock Bonus Plan. The restrictions may include the performance of services for a specified continuous period of time or the attainment of specified performance goals and objectives as determined by the Committee or the Board, respectively. The restrictions may vary among awards and grantees.

Change in Control. All restrictions with respect to stock granted under the Stock Bonus Plan lapse upon a "change in control" of the Company, unless the Committee or the Board, as applicable, has provided otherwise when the common stock is granted. A "change in control" occurs if (1) the Company is merged or consolidated with another company or reorganized (other than a bankruptcy reorganization) unless the Company is the surviving or continuing company and there is no change in the Company's common stock, (2) substantially all of the Company's business or assets are sold or transferred (unless the Company continues as the holding company of the entity or entities that continue the Company's business) or a sale of more than 50% of the Company's outstanding voting stock, (3) there is a dissolution or liquidation of the Company, (4) at any time during a period of two consecutive years, persons who constituted the Board at the beginning of the period (including any new directors whose election by the Board or whose nomination was approved by a vote of more than two-thirds of the directors who were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to be a majority of the board, or (5) there is any other transaction that the Board determines to be a change in control.

Termination of Services. If a grantee dies or becomes disabled, common stock that is subject to restrictions will become fully vested as to a pro rata portion of each grant based on the ratio of the number of months of employment or service completed at termination of service from the date of the grant to the total number of months of service required for each grant to become fully vested. The remaining portion of the restricted stock will be forfeited. If the grantee terminates service after attaining age 65 (or if an employee terminates service under the retirement provisions of his employment agreement), the unvested shares will become fully vested. If a grantee terminates services for any other reason, all unvested shares will be forfeited.

Federal Income Tax Consequences. In general, the grant of common stock that is subject to restrictions on transfer and is subject to a substantial risk of forfeiture does not have tax consequences for the grantee. The grantee will have ordinary compensation income in the taxable year in which the restrictions lapse and the common stock vests. The compensation is generally equal to the fair market value of the common stock when it vests, unless the grantee has made the Section 83(b) election described below. If the common stock is vested on the date of grant, then the recipient has ordinary compensation income equal to the fair market value of the common stock on the date of grant. The grantee's basis, for purposes of determining gain or loss, on a later taxable disposition of the common stock is generally equal to the compensation recognized when the common stock vests, or, if the common stock is vested upon grant, when the common stock is granted. In general, the gain or loss will be short-term or long-term capital gain or loss depending on how long the grantee holds the shares after they vest. The Company is entitled to a deduction equal to the compensation recognized by the grantee for the Company's taxable year that ends with or within the taxable year in which the grantee recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code. The grantee of common stock that is subject to restrictions can make an election under Section 83(b) of the Code to recognize ordinary compensation income at the time the common stock is granted in an amount equal to the fair market value of the common stock at the date of grant, without taking into account any restrictions. The grantee's basis for purposes of determining gain or loss on a later taxable disposition of the common stock is equal to the compensation recognized. Generally, the gain or loss will be short-term or long-term capital gain or loss depending on how long the grantee holds the shares after they are granted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE STOCK BONUS PLAN.

PROPOSAL 4: AMENDMENT OF THE 2002 EQUITY INCENTIVE PLAN

On April 3, 2002, the Board of Directors adopted the UQM Technologies, Inc. 2002 Equity Incentive Plan (the "Stock Option Plan") and reserved 1,500,000 shares of common stock for grant thereunder. The Stock Option Plan was ratified by the Company's shareholders at the annual meeting of shareholders held August 21, 2002.

On May 11, 2005 the Board of Directors approved an amended and restated plan that amended the plan to 1) provide for the vesting of any stock options granted after the date of the amendment held by employees on the date of their retirement from the company at age 65 or any earlier retirement age permitted by an employment agreement between the Company and an employee; and 2) increase the number of shares available for grant under the Stock Option Plan by 1,500,000 shares. The amendment to the Stock Option Plan was ratified by the Company's shareholders at the annual meeting of shareholders held July 28, 2005. As of June 5, 2010, a total of 619,202 shares of common stock were available for future grant under the Stock Option Plan.

On May 20, 2010 the Board of Directors approved an amendment to the plan to increase the number of shares available for grant under the Stock Option Plan by 500,000 shares. If the shareholders approve this amendment, the number of common shares reserved for grant under the Stock Option Plan shall increase to 3,500,000 shares and of this amount 1,119,202 shares will be available for future grant under the Stock Option Plan.

The purposes of the Stock Option Plan are to provide those who are selected for participation with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the interests of those participating in the Plan are more closely aligned with the interests of the Company's stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants. As described above in "Report of the Compensation Committee" the board of directors anticipates granting stock options to employees in future periods based upon the attainment of certain performance objectives established by the board of directors.

The Company expects to experience rapid growth in its revenue and in the number of its employees over the next several years associated with the launch of higher volume manufacturing operations for CODA Automotive and other customers.. In addition to aligning employee interests with those of the Company's shareholders, Management believes that the grant of shares under the Stock Option Plan is critically important to attracting and retaining highly qualified employees. Many large companies have substantially greater financial resources which permit them to offer highly competitive compensation packages to their employees. Grants of equity-based compensation to existing and potential future employees under the Stock Option Plan is a significant tool that the Company can use in competing for and retaining highly qualified employees in a competitive job market where the Company routinely competes with large companies for personnel. Stock option awards with multiple-year vesting periods can also serve as a substantial retention tool by requiring employees to remain employed by the company over a number of years to fully earn any such award.

The following summary of the amended and restated Stock Option Plan is qualified by reference to the terms of the complete text of the amended and restated Stock Option Plan, which is incorporated by reference.

Administration of the Plan. The Stock Option Plan is administered by the members of the Compensation and Benefits Committee of the Board. The Committee must be structured at all times so it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent practicable, the Company intends to satisfy the similar requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to grants to employees whose compensation is or may become subject to Section 162(m) of the Code. The Committee has the sole discretion to determine the employees and consultants to whom options may be granted under the Stock Option Plan and the manner in which such options will vest. Options are granted by the Committee to employees and consultants in such numbers and at such times during the term of the Stock Option Plan as the Committee shall determine, except that the maximum number of shares subject to one or more options that can be granted during any calendar year to any employee or consultant is 500,000 shares of Common Stock, except that the maximum number of shares that can be granted pursuant to incentive stock options is 3,500,000 shares of Common Stock, and except that incentive stock options may be granted only to employees. In granting options the Committee will take into account such factors as it may deem relevant in order to accomplish the Stock Option Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to the Company's success.

The Stock Option Plan provides that the Committee may delegate authority to grant options to specified officers of the Company; provided no grants of options may be made by such specified officers to any employee or consultant who is covered by Section 16(b) of the Exchange Act. At this time, the Committee has not made such a delegation.

Shares Subject to the Plan. There are 3,000,000 shares reserved for the grant of options under the Stock Option Plan. If this amendment is approved by shareholders, the number of shares reserved for grant under the Stock Option Plan will be increased to 3,500,000 shares. On June 10, 2010, the closing price of a share of the Company's Common Stock on the NYSE Amex Stock Exchange was $3.52. As of June 10, 2010 options to acquire 2,377,075 shares of common stock have been granted and are outstanding under the Stock Option Plan and predecessor stock option plans at prices ranging from $1.69 to $7.13 per share. For additional detailed information regarding outstanding stock option grants please see footnote two to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010 which is available at the Company's website at www.uqm.com or at www.sec.gov.

Adjustment of Shares; Eligibility of Shares. The number of shares eligible for option grants under the Stock Option Plan, the number of shares subject to outstanding options, the number of shares that may be granted to any individual, the number of shares available for grant pursuant to incentive options, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Company's Common Stock. Shares of Common Stock covered by unexercised options that expire, terminate or are canceled, together with shares of Common Stock that are used to pay withholding taxes or the option exercise price, will again be available for option under the Stock Option Plan.

Participation. The Stock Option Plan provides that options may be granted to those key employees and consultants who are selected by the Committee in its sole discretion. The Company currently considers certain of its employees and consultants to be eligible for the grant of options under the Stock Option Plan. As of June 10, 2010, there were approximately 71 eligible individuals. The Stock Option Plan is a discretionary plan and, accordingly, it is not possible at present to determine the number of shares that may be subject to options granted to any individual during the term of the Stock Option Plan.

Exercise of Options. The Committee determines the exercise price for each option; however, an option must have an exercise price that is at least equal to the fair market value of the Company's Common Stock on the date the option is granted (at least equal to 110% of the fair market value in the case of an incentive option granted to an employee who owns Common Stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price; (1) in cash or certified funds; (2) if not an executive officer of the Company, with a promissory note; (3) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months and having a fair market value equal to the exercise price; or (4) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may be provided with an election to satisfy the minimum required income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option.

Option Term. The Committee determines the term of each option, which may be no longer than ten years (five years in the case of an incentive option granted to an employee who owns Common Stock having more than 10% of the voting power).

Unless the Committee provides otherwise, the following provisions apply in the event of an employee option holder's termination of employment. If the option holder's employment is terminated for cause, as determined by the Company, the option terminates immediately. If the option holder becomes disabled, the option may be exercised for one year after the option holder's employment terminates on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence, or in the three-month (incentive options) or twelve-month (non-qualified options) period following termination of employment other than on account of cause or disability, the option may be exercised for one year after the option holder's death. If the option holder's employment terminates for any reason other than cause, disability, or death, an incentive option may be exercised for three months after termination of employment, and a nonqualified option may be exercised for twelve months after termination of employment. In all cases, the option can be exercised only to the extent that it is vested at the time of termination of employment and only during the term of the option. However, if the shareholders approve the amendment of the plan, the option will be fully vested upon retirement.

The following provisions shall apply in the event of a consultant option holder's termination of services. If the option holder's services are terminated other than on account of cause or the option holder's death, the option may be exercised during the remainder of the option term. If the option holder's services are terminated for cause as determined by the Company, the option terminates immediately; however, if the agreement between the Company and the consultant provides for termination of the agreement for cause, cause will have the meaning set forth in the agreement. If the option holder dies during the option period, the option may be exercised for fifteen months after the option holder's death. In all cases, the option can be exercised only to the extent that it is vested at the time of termination and only during the term of the option.

Change in Control. All options become fully exercisable upon a "change in control" of the Company, unless the Committee has provided otherwise when the option is granted. A "change in control" occurs if (1) the Company is merged or consolidated with another company unless the Company is the surviving or continuing company and there is not change in the Company's common stock, (2) substantially all of the Company's business or assets are sold or transferred (unless the Company continues as the holding company of the entity or entities that continue the Company's business) or a sale of more than 50% of the Company's outstanding voting stock, (3) there is a dissolution or liquidation of the Company, (4) at any time during a period of two consecutive years, persons who constituted the Board at the beginning of the period (including any new directors whose election by the Board or whose nomination was approved by a vote of more than two-thirds of the directors who were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to be a majority of the board, or (5) there is any other transaction that the Board determines to be a change in control.

Nontransferability. Generally, nonqualified options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. However, the Committee may provide that a nonqualified option may be transferred to immediate family members, a family trust, or a family partnership. Incentive options may not be transferred under any circumstances other than by will or by the laws of descent and distribution.

Amendment and Termination. The Board of Directors may amend the Stock Option Plan in any respect at any time provided stockholder approval is obtained when necessary or desirable, but no amendment may impair any option, or other award previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Stock Option Plan will terminate on April 2, 2012, unless sooner terminated by the Board.

Federal Income Tax Consequences of Issuance and Exercise of Options Under the Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act, the option holder will recognize compensation income equal to the excess of (1) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (2) the exercise price. The option holder can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

When an incentive option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences from exercise of the incentive option.

If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive stock was granted and at least one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (1) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (2) the exercise price. Under current law, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

The Stock Option Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company is not obligated to deliver shares of Common Stock upon the exercise of any options or other awards under the Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the Company's Chief Executive Officer or any one of the four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

Shareholder Approval. To approve the amendment of the 2002 Equity Incentive Plan, the votes cast in favor of the amendment must exceed the votes cast opposing the amendment. The Board believes the proposed amendments to the 2002 Equity Incentive Plan are in the best interests of the Company and its shareholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees and consultants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL TO AMEND THE EQUITY INCENTIVE PLAN.

PROPOSAL 5: AMENDMENT OF THE STOCK PURCHASE PLAN

The Stock Purchase Plan was originally approved by the Board of Directors of the Company (the "Board") on December 14, 1987, and by the stockholders of the Company on March 13, 1990. The Plan became effective originally on April 1, 1990. On November 12, 2009, the Board approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan by 500,000 (from 200,000 to 700,000). However, options granted with respect to the additional 500,000 shares will not be treated as options granted under section 423 of the Internal Revenue Code, as described below under "Tax Treatment" below unless the stockholders of the Company approve the increase in the number of shares at the Company's annual meeting in 2010.

The following summary of the amended and restated Stock Purchase Plan is qualified by reference to the terms of the complete text of the Stock Purchase Plan and the amendment, which are incorporated by reference and attached as Appendix C.

Purpose of the Plan

  The purpose of the Plan is to provide eligible employees who wish to become stockholders of the Company or who wish to increase their stockholdings in the Company with an opportunity to purchase shares of the Company's Common Stock on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in the Plan will be mutually beneficial to both employees and the Company.

Nature of the Plan

The Plan provides for grants of rights to acquire shares of Common Stock to employees to be exercised using funds from payroll deductions. Upon exercise of the rights, the Common Stock will be delivered to the participant as soon as practicable. It is intended that the Plan constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the participant may receive beneficial tax treatment on the purchase and ultimate disposition of the shares purchased through this Plan. See, "Tax Treatment." Participants in the Plan will receive the beneficial tax treatment under Code section 423 only if the stockholders of the Company approve the increase in the number of shares at the Company's annual meeting in 2010.

Seven hundred thousand (700,000) shares of Common Stock have been reserved for issuance pursuant to the terms of the Plan. The Plan provides for quarterly offerings that begin on the first day of each calendar quarter (January 1, April 1, July 1, and October 1). The purchase price of the Common Stock during any offer will be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the first day of the calendar quarter or, if the exchange on which the Common Stock is traded is not open on that day, of the first trading day thereafter. Amounts collected via payroll deduction are used to purchase Common Stock on a quarterly basis. Employees may elect to have up to ten percent (10%), in whole percentages, of their base pay, including salary deferrals under a 401(k), cafeteria or qualified transportation plan of the Company or an affiliate of the Company, per pay period ("Base Pay"). Base pay does not include overtime, shift premiums, incentive compensation, bonuses, and other special payments. The amount deducted is subject to a maximum annual payroll deduction per employee equal to twenty-five thousand dollars ($25,000) of the Fair Market Value of shares subject to the right determined at the time the right is granted.

Administration of the Plan

The Compensation Committee of the Board has the sole responsibility for the administration of the Plan, and, subject to certain exceptions, has the exclusive right to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration of the Plan, including, but not limited to, the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits and eligibility. The Committee's decisions, determinations, interpretations or other actions in respect of the Plan are conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, and assigns. Any final determination by the Committee is binding on all parties.

Details of the Plan.

Any employee of the Company or the Company's participating affiliates who has completed at least six (6) months of service with the Company or a participating affiliate may participate in the Plan if the employee's customary employment is for more than twenty (20) hours per week and for more than five (5) months in any calendar year is eligible to participate in the Plan. Non-employee directors, leased employees and independent contractors are not eligible to participate in the Plan. Employees who own more than five percent (5%) of the total combined voting power or value of the stock of the Company or an affiliate of the Company are not eligible to participate. Although officers are generally eligible to participate, the Board may, in its discretion, provide that individuals who are "highly compensated employees" (generally, individuals whose total pay from the Company or a participating affiliate is equal to or greater than a specified dollar amount that is adjusted from time to time for inflation, for 2010, the dollar amount is $110,000).

Each employee who is not eligible to participate in the Plan on the effective date of an offer (the first day of a calendar quarter) but who becomes eligible to participate during the term of the offer may not participate in that offer, but will be eligible to participate in the next and later offers

The Board or the Committee may specify a maximum number of shares that each participant can purchase during an offer as well as the aggregate number of shares that may be purchased by all participants during the offer. If the aggregate purchase of shares upon exercise of rights granted for the offer exceeds the aggregate maximum number of shares, the Board or the Committee will make a pro rata allocation of shares among participants.

There is a maximum contribution amount per year, pursuant to Section 423(b) of the Code. The shares purchased each calendar year may not exceed twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time the rights were granted). If contributions exceed such amount in any given calendar year, payroll deductions will cease and will not resume until the beginning of the next calendar year.

All costs of administration of the Plan are paid by the Company and its participating affiliates.

If a participant takes a leave of absence or has a period of inactive employment, and the participant continues to receive Base Pay, the participant can elect to continue payroll deductions during the first ninety (90) days of the paid leave or period of paid inactive employment. If a participant does not receive Base Pay during a leave of absence or an inactive period and returns to active employment from inactive status or a leave of absence, the participant's payroll deductions will resume automatically if the participant returns to active employment or from a leave of absence within ninety days. If the participant elects to discontinue contributions, the election will be treated as a withdrawal from the plan. In all events, the participant will be treated as having withdrawn from the plan on the ninety-first day of any period of inactive employment or leave of absence.

Amounts obtained by payroll deduction under the Plan are used to purchase shares of the Company's Common Stock on the first trading day after the last day of each calendar quarter. The purchase price for a share of Common Stock purchased under the Plan is eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the first day of the calendar quarter or, if the exchange on which the Common Stock is traded is not open on that day, of the first trading day thereafter. For purposes of the Plan, the Fair Market Value of the Common Stock on any day means the composite closing price on the New York Stock Exchange ("NYSE") or such successor exchange or if the Common Stock is not listed or admitted to trading on any national securities exchange or on the National Association of Securities Dealers Quotation System, the average closing bid price if available. If the price of the Common Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Common Stock on a particular date shall be determined by the Committee.

Employees who are "Affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") may not publicly reoffer shares distributed from the Plan except pursuant to Rule 144 promulgated under the Securities Act or pursuant to any effective Registration Statement. Rule 405 defines an "Affiliate" as a person who directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with the Company. Certain officers of the Company may be "Affiliates" of the Company under this definition. The Company has no present intention of filing a Registration Statement which would permit the "Affiliates" to reoffer Common Stock distributed from the Plan.

Employees who are not "Affiliates" of the Company are free to sell full shares of Common Stock purchased under the Plan subject to the Company's insider trading policy and any restriction on sale under federal and state law. If, however, a participant does not meet the holding period requirements described in the "Tax Treatment" section, the participant will not receive the beneficial tax treatment provided by the Code. Officers of the Company, in the case of the purchase, withdrawal or distribution of Common Stock under the Plan, are subject to certain reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the six-month short-swing recapture provisions under Section 16(b) of the Exchange Act may apply.

Employees may, at any time and for any reason, by giving written notice to the Company or following such other procedure as may be required or permitted by the Company, elect to withdraw from further participation in the Plan.

Tax Treatment

The following is intended only as a general summary of the Federal income tax consequences of participation in the Plan and does not purport to be a complete statement of such consequences. This summary does not address the state and local tax consequences of Plan participation, which may differ from the Federal tax consequences. In addition, this summary does not address the estate tax consequences of Plan participation.

The Plan is not qualified under Section 401(a) of the Code, a participant's contributions to the Plan through payroll deductions are not tax deductible but will constitute a part of the cost basis of the Common Stock purchased under the Plan. No tax liability results upon the grant of a right or the purchase of Common Stock. The employee becomes liable for Federal income tax on the disposition of the Common Stock. In order to receive the beneficial treatment provided under Section 423 of the Code, a participant must hold the Common Stock for two years from the date of the offer, or one year from the date of purchase, whichever is later (the "holding period"). If an employee disposes of shares acquired under the Plan after the holding period, or if an employee dies while holding any share acquired under the Plan, the employee must include in gross income, as compensation, in the taxable year of disposition or death, an amount with respect to each share equal to the lesser of (i) the excess of the Fair Market Value of the share at the time of the disposition or death over the amount paid for the share, or (ii) the excess of the Fair Market Value of the share on the first day of the offering over 85% of the Fair Market Value of the share on the first day of the offering. The Company will not be allowed a corresponding deduction for the amount treated as ordinary income.

Except in the case of death, the basis of the shares in the employee's hands at the time of the disposition will equal the price paid for the shares increased by the amount, if any, included in the employee's gross income as compensation. Any additional gain recognized will be treated as short-term or long-term capital gain depending on the holding period of such shares. In the case of death of the employee, the basis of the shares to the employee's estate or heirs will be determined under Section 1014 of the Code.

If an employee disposes of any of the shares purchased under the Plan before the expiration of the required holding period, the employee must include in gross income, as compensation, an amount with respect to each share equal to the excess of the Fair Market Value of the share on the date of purchase over the price paid for such share pursuant to the Plan. Such amount will be includible in the gross income of the employee for the employee's taxable year in which the disposition occurs. The Company will be allowed a corresponding deduction in the same year and in the same amount required to be included in gross income by the employee if and to the extent such amount is an ordinary and necessary business expense and satisfies the test of reasonable compensation.

The basis of the shares in the hands of the employee will be the amount paid for the shares plus the amount, if any, included in the employee's gross income as compensation. Any gain or loss will be short-term or long-term capital gain or loss depending on the holding period for such shares. The holding period for the shares will commence on the date the right is exercised with respect to such shares.

Dividends declared and paid by the Company and any other distributions that are made with respect to Common Stock held in a participant's account will be considered gross income to the participant.

Any gain or loss from the sale of any rights or other property distributed with respect to a share of Common Stock held on behalf of a participant is gain or loss to the participant.

Participants should consult with their own tax advisors for further information with respect to the tax consequences of their participation in the Plan.

Amendment and Termination of the Plan

Each offering will commence on the first day of each calendar quarter and continue for one calendar quarter each. The Board may suspend offerings or terminate the Plan at any time and for any reason.

The terms of the Plan are subject to change at any time in the Company's sole discretion, unless stockholder approval is required by Section 423 of the Code or by any other applicable law or administrative requirement. The Board may review and modify the operation and administration of the Plan on a periodic basis. Upon termination of the Plan, the entire account of each participant will be distributed as soon as practicable.

Common Stock Voting

Common Stock held in a participant's account under the Plan is voted in accordance with instructions from the participant, given on an instruction form or proxy previously furnished to the participant. In the event a participant fails to return an instruction form or proxy within a reasonable amount of time or if, as a practical matter, no instructions can be given prior to the meeting, the agent may vote such shares in such manner as it may decide in its sole discretion or it may decline in its sole discretion to vote such shares with respect to a matter for which no form is received or no instructions may be given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE STOCK PURCHASE PLAN.

PROPOSALS BY SHAREHOLDERS

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by February 21, 2011 to UQM Technologies, Inc., Attn: Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504.  Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals and the provisions of our Bylaws.

Our Bylaws provide that any proposals by shareholders for the next Annual Meeting will not be acted on at the meeting unless notice thereof is received at our principal executive offices not less than 60 days nor more than 90 days before the meeting.  Our Bylaws also provide that nominations to the Board of Directors for the 2011 Annual Meeting may not be made by shareholders unless written notice is received by the Secretary of the Company before March 23, 2011.  You should review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

If we are not notified of intent to present a proposal at our 2011 Annual Meeting by 60 calendar days before the 2011 meeting date, which we expect will be within 30 calendar days of August 4, 2011, we will have the right to exercise discretionary voting authority with respect to any proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company's fiscal 2010 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Written requests for such Report should be directed to:

Secretary

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado 80504

Phone (303) 682-4900

The Company's Annual Report on Form 10-K is also available on the Company's web site at www.uqm.com or at the web site that the Securities and Exchange Commission maintains at www.sec.gov.

APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.

/s/ DONALD A. FRENCH
Donald A. French

Appendix A

Amendment to
UQM Technologies, Inc. Stock Bonus Plan

(amended and restated, effective July 28, 2005)

Recital

UQM Technologies, Inc., a Colorado corporation (the "Company"), established the UQM Technologies, Inc. Stock Bonus Plan (the "Plan"). In Article XII the Company reserved the right to amend the Plan from time to time. The Plan has been amended and restated, most recently effective July 28, 2005. The Company wishes to amend the Plan to increase the number of shares of the Company's common stock authorized for issuance under the Plan.

Recitals

As of July 28, 2005, there were 554,994 shares of the Company's common stock authorized for issuance under the Plan.

At its meeting on March 10, 2009, the Board of Directors of the Company (the "Board") approved increasing the number of authorized shares by 1,000,000 for a total number of authorized shares equal to 1,554,994. At the same meeting, the Board authorized the submission of the amendment to the Company's stockholders for their approval.

Amendment

Amendment to Number of Shares. The first sentence of Section 4.1 shall be amended in its entirety to provide as follows:

The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 1,554,994.

Effective Date. This amendment shall be effective on the date that it is approved by the stockholders of the Company.

IN WITNESS WHEREOF, this Amendment has been signed on behalf of the Company on the date set forth below, to be effective as provided in Article 12.

UQM TECHNOLOGIES, INC.

By:	/s/ DONALD A. FRENCH
Name:	Donald A. French
Date:	March 10, 2009

Appendix B

Amendment to
UQM Technologies, Inc. 2002 Equity Incentive Plan

(amended and restated, effective May 20, 2010)

Recital

UQM Technologies, Inc., a Colorado corporation (the "Company"), established the UQM Technologies, Inc. 2002 Equity Incentive Plan (the "Plan"). In Article I the Company reserved the right to amend the Plan from time to time. The Plan has been amended and restated, most recently effective July 28, 2005. The Company wishes to amend the Plan to increase the number of shares of the Company's common stock authorized for issuance under the Plan.

Recitals

As of July 28, 2005, there were 3,000,000 shares of the Company's common stock authorized for issuance upon exercise of stock options granted under the Plan.

At its meeting on May 20, 2010, the Board of Directors of the Company (the "Board") approved increasing the number of authorized shares by 500,000 for a total number of authorized shares equal to 3,500,000. At the same meeting, the Board authorized the submission of the amendment to the Company's stockholders for their approval.

Amendment

Amendment to Number of Shares. The first sentence of Section 4.1 shall be amended in its entirety to provide as follows:

The maximum aggregate number of Shares that may be issued upon the exercise of stock options granted under the Plan pursuant is 3,500,000.

Effective Date. This amendment shall be effective on the date that it is approved by the stockholders of the Company.

IN WITNESS WHEREOF, this Amendment has been signed on behalf of the Company on the date set forth below, to be effective as provided in Article 12.

UQM TECHNOLOGIES, INC.

By:	/s/ DONALD A. FRENCH
Name:	Donald A. French
Date:	May 20, 2010

Appendix C

UQM TECHNOLOGIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

             (amended and restated, effective November 12, 2009)

Preamble. UQM Technologies, Inc., a Colorado corporation, formerly known as Unique Mobility, Inc. (together with its Subsidiary Corporations, hereinafter referred to, unless the context otherwise requires, as the "Company"), established the Unique Mobility, Inc. Employee Stock Purchase Plan (the "Plan"), effective April 1, 1990. The Plan was amended in April 2003 to change the name of the Plan to UQM Technologies, Inc. Employee Stock Purchase Plan in connection with the change in the Company's name. The Plan is further amended, effective November 12, 2009, to increase the number of shares authorized for purchase under the Plan and to incorporate the provisions of the final regulations under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") issued on November 17, 2009 and effective as of January 1,2010.

Purposes. The Plan is intended to provide a method whereby eligible employees of the Company and its Subsidiary Corporations, as defined in Paragraph 3(e) below and that are designated as provided in Paragraph 13 below, will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the $0.01 par value voting Common Stock of the Company (the "Common Stock"). It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Code section 423 and the regulations promulgated thereunder. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Definitions.

"Base pay" means an Employee's rate of regular compensation (before reduction for contributions to plans maintained pursuant to Code sections 125, 132(f)(4), and 401(k)) in effect on the applicable Offering Commencement Date, but excluding payments for overtime, shift premium, incentive compensation, bonuses, and other special payments.

"Committee" means the Compensation Committee of the Company's Board of Directors.

"Employee" means any individual who provides services to the Company or a Subsidiary Corporation as a common law employee, whose remuneration is subject to the withholding of federal income tax pursuant to Code section 3401, and who is customarily employed for more than 20 hours per week and more than five months in a calendar year by the Company or a Subsidiary Corporation. Employee shall not include any individual (a) who provides services to the Company or a Subsidiary Corporation under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (b) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Code section 3401 even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

"Plan Administrator" means the person appointed by the Company or the Committee to maintain the records of the Plan.

"Subsidiary Corporation" shall mean any present or future corporation that (i) would be a "subsidiary corporation" with respect to the Company as that term is defined in Code section 424, and (ii) is designated as a participant in the Plan by the Committee described in Paragraph 13.

Eligibility.

Participation in the Plan is completely voluntary. An Employee will be eligible to become a participant in an Offering if employed by the Company for six months or more, measured from date of employment, on the applicable Offering Commencement Date. Whether or not an Employee participates in any Offering will not have any effect on his or her eligibility to participate in any subsequent Offerings.

Any provision of the Plan to the contrary notwithstanding, an Employee shall not be granted an option under the Plan:

if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Code section 424(d) shall apply in determining stock ownership of any Employee and stock that an Employee may purchase under all outstanding rights and options shall be treated as stock owned by the Employee); or

that permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiary corporations as specified by Code section 424(d) to accrue at a rate that exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Officers of the Company and any designated Subsidiary Corporation shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Code section 423(b)(4)(D) shall not be eligible to participate.

Offering Dates. From and after the effective date of this Plan, the Plan will be implemented by Offerings of Common Stock of the Company. The first such Offering ("Offering I") shall commence on April 1, 1990 (the "Offering I Commencement Date") and shall terminate on June 30, 1990 (the "Offering I Termination Date"). Each subsequent Offering shall be consecutively numbered Offering II, III, etc., shall commence on July 1, 1990 and every three months thereafter (the "Offering II, III, etc. Commencement Date") and shall terminate on September 30, 1990 and every three months thereafter (the "Offering II, III, etc. Termination Date"). Participation in any of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

Participation.

An eligible Employee may become a participant by completing an authorization for a payroll deduction up to the maximum amount permitted on the form provided by the Company and filing it with the Committee during the month immediately preceding the applicable Offering Commencement Date, or at such other time or place as may be established from time to time by the Committee.

Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 11.

Payroll Deductions.

At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her Base Pay, and held by the Company in its general funds, on each payday during the time the Employee is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6,7, 8, 9, or 10% of the Base Pay in effect on the Offering Commencement Date.

All payroll deductions made for each participant and held by the Company shall be credited to a book account for each participant that shall reflect the cumulative payroll deductions made for such participant and available for the purchase of Common Stock. A participant may not make any separate cash payments into such account.

A participant may discontinue participation in the Plan as provided in Paragraph 11, but no other change can be made during an Offering and, specifically, a participant may not alter the rate of payroll deductions for that Offering.

Notwithstanding the foregoing, to the extent necessary to comply with Code section 423(b)(8) and Paragraph 4(b)(ii) above, a participant's payroll deductions may be decreased to zero percent at nay time during an Offering. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Offering in the next calendar year, unless terminated by the participant.

Terms and Conditions of Options.

On the applicable Offering Commencement Date when a participant's authorization for a payroll deduction becomes effective, the participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: 85% of the market value of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to (x) that percentage of the Employee's Base Pay which he or she has elected to have withheld, multiplied by (y) the Employee's projected Base Pay for the applicable Offering Period, calculated on the assumption that the Employee's Base Pay on the first day of the Offering Period remains constant over the Offering Period. The market value of the Company's Common Stock shall be determined in accordance with Paragraph 8(c).

In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any Employee as well as a maximum aggregate number of shares that may be purchased by all eligible Employees pursuant to such Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

The option price of Common Stock purchased with payroll deductions made during each Offering for a participant therein shall be 85% of the composite closing price of the Common Stock on the New York Stock Exchange on the applicable Offering Commencement Date (or the next regular business date on which trades of shares of Common Stock shall be reported on the New York Stock Exchange if no shares have been traded on the Offering Commencement Date). If the Common Stock is listed or admitted for trading on any other national stock exchange, the option price of the Common Stock shall be 85% of the composite closing price of the Common Stock on such exchange on the applicable Offering Commencement Date (or the next regular business date on which trades of shares of shares of Common Stock shall be reported on the New York Stock Exchange if no shares have been traded on the Offering Commencement Date). Under the rules of Treasury Regulation sections 1.423-1 (g)(3) and 1(h)(2), the Offering Commencement Date is the date of grant and the option price is fixed as of the date of grant.

Fractional shares will not be issued under the Plan and any accumulated payroll deductions that would have been used to purchase fractional shares, together with any amounts that are in excess of the limitations of Paragraph 8(a), shall be returned to each participant promptly following the termination of an Offering.

Exercise of Option.

A participant who has not given a written notice of withdrawal in accordance with Paragraph 11 and who has not terminated employment (except on account of death or disability) may elect (1) to exercise his option to purchase shares of Common Stock (but not in excess of the number of whole shares for which options have been granted the participant pursuant to paragraph 8(a) and subject to any limit on the maximum number of shares that may be permitted with respect to the Offering), with any excess refunded in cash as provided in Paragraph 8(c), or (2) to have the amount credited to his account paid in cash, without interest. A participant or beneficiary, as the case may be, may not elect to have a portion of the amount credited to his account used to purchase Common Stock and a portion of the amount credited to his account paid in cash. No amount credited to a Participant's account during one Offering may be carried over to another Offering. A participant who fails to timely elect to exercise his option shall be deemed to have elected to have the amount credited to his account paid to him in cash.

Each participant shall notify the Committee of his election to exercise the option to purchase Common Stock or to have the amount credited to his account paid in cash no later than the tenth day after the Offering Termination Date. The Committee shall furnish forms to each participant for purposes of making such elections.

No options granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If, on any Offering Termination Date under the Plan, the Plan is not so registered or in such compliance, no options granted under the Plan or any Offering shall be exercised on such Offering Termination Date, and the purchase date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the purchase date shall not be delayed more than 12 months and the purchase date shall in no event be more than twenty-seven (27) months from the Offering Commencement Date. If on the Offering Termination Date, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no options granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

Delivery. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the shares of Common Stock purchased upon the exercise of the participant's option.

Withdrawal and Termination.

Prior to the applicable Offering Termination Date, any participant may withdraw payroll deductions credited to the participant's account by giving written notice of withdrawal to the Committee, which shall then cause the Company to return to the participant all of the participant's payroll deductions, without interest, credited to his account as promptly as practical after receipt of the notice of withdrawal, and no further payroll deductions for such participant will be made during such Offering. For administrative convenience, the Committee may cause the Company to pay all requested withdrawals received during a given period, such as a month, at one time. The Company may, at its option, treat any attempt to borrow by a participant on the security of the accumulated payroll deductions allocated to the participant's account as an election, under this Paragraph 11(a), to withdraw such deductions.

A participant's withdrawal from any Offering will not have any effect upon eligibility to participate in any subsequent Offering or in any similar plan that may hereafter be adopted by the Company.

Prior to the Offering Termination Date, upon termination of the participant's employment with the Company and all Subsidiary Corporations for any reason, including retirement but excluding death or disability while in the employ of the Company or a Subsidiary Corporation, the payroll deductions credited to the participant's account, without interest, will be returned to the participant, or, in the case of a participant's death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14. For purposes of the Plan, a participant shall be considered disabled if the Committee, in its sole discretion, determines that the participant is unable to perform the usual and customary requirements of his or her job with the Company and will be unable to do so for at least six months.

Prior to the Offering Termination Date, upon termination of the participant's employment because of death or disability, the participant or the participant's beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Committee prior to the expiration of the period of 90 days commencing with the death or disability of the participant, and prior to the tenth day after the Offering Termination Date, either to withdraw all of the payroll deductions credited to the participant's account, or to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death or disability for the purchase of the number of full shares of Common Stock which the amount in the participant's account at the date of the participant's death or disability will purchase (but not more than the maximum number of shares granted as determined under Paragraph 8(a) at the applicable option price, and any excess credited to such Account will be returned to said participant or his or her beneficiary.

In the event that no such written notice of election shall be duly received by the Committee within the time period required above, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death or disability, and the same will be paid promptly to said participant or beneficiary. Notwithstanding the foregoing, if a participant's employment with the Company and all Subsidiary Corporations terminates because of disability more than three months prior to the Offering Termination Date, the provisions of this Paragraph 11(d) shall not apply and the provisions of Paragraph 11(c) shall apply to such participant.

Options granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such options are granted.

Stock.

The maximum number of shares of Common Stock that shall be made available for sale under the Plan is 700,000, as such number may be adjusted pursuant to Paragraph 17. The initial maximum number of shares was 200,000. By resolution adopted November 12, 2009, the Board increased an additional 500,000 shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available under the Plan.

A participant shall have no interest in Common Stock covered by the participant's option until such option has been exercised.

Administration. The Plan shall be administered by the Committee. The Committee shall have the power, subject however, at all times to the final jurisdiction of the Company, which shall rest in the Board of Directors of the Company, within the limitations of the Plan:

To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

To designate from time to time which Subsidiary Corporations shall be eligible to participate in the Plan.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Code section 423.

Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rules or regulations adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or the Board of Directors. The records of the Plan shall be maintained by the Plan Administrator, which shall also perform any other duties delegated to it by the Committee.

Designation of Beneficiary. A participant may file with the Company, pursuant to rules adopted by the Committee, a written designation of a beneficiary who is to receive any Common Stock and/or cash pursuant to the provisions of the Plan in the event of the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock to such beneficiary and/or pay any cash in the participant's account to the beneficiary, as may be required under the provisions of Paragraph 11(d). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall cause such cash to be paid to the person or persons or the entity duly designated by the participant, as shown on the Company's records, as his or her beneficiary for the proceeds of any Company paid life insurance. In the absence of such a beneficiary who is living at the time of the participant's death, the Company shall cause such cash to be paid to the executor or administrator of the estate of the participant, or if no such executor or administrator of the estate hag been appointed (to the knowledge of the Company) the Company, in its discretion, may pay such cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock or in amounts credited to the participant's account.

Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 11.

Ownership of Deductions. All payroll deductions received or held by the Company shall remain the property of the respective participants in the Plan, and the Company shall have no interest in such amounts until the exercise of options and the purchase of the Common Stock pursuant to Paragraph 9.

Effect of Changes in Capital Structure. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, or subdivision, or if the Company takes any other action of a similar nature affecting such Common Stock (excluding, however, any reorganization under the United States Bankruptcy Code), then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted, in each case to such extent and in such manner, if at all, as may be determined by the Board upon the recommendations of the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve unimpaired the rights of the holder of such option.

Amendment of the Plan.

The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

Increase the number of shares reserved for options under the Plan;

Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Code section 423 or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Code section 423 or to comply with the requirements of Rule 16b-3. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

Notwithstanding paragraph 18(a)(i) above, the Board may determine that, if the stockholders of the Company fail to approve an increase in the number of shares reserved for options under the Plan, options granted and exercised with respect to such unapproved shares shall not be treated as options granted under Code section 423, and the exercising participant shall recognize compensation income, subject to wage withholding upon exercise of the option equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.

Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Code section 423.

Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Committee.

Merger or Consolidation. In the event of:

a dissolution or liquidation of the Company;

a merger or consolidation in which the Company is not the surviving corporation;

a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

Termination or Suspension of the Plan. The Board in its discretion may terminate the Plan at any time. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Code section 423.

Effective Date - Approval of Stockholders. The Plan was adopted by the Board of Directors of the Company on December 15, 1989, to be effective as of April 1, 1990, and was approved by the stockholders on March 13, 1990. This amendment and restatement shall be effective as of November 12, 2009; provided however, that any options granted with respect to the additional 500,000 shares shall not be treated as options granted under Code section 423 unless the stockholders of the Company approve the increase within 12 months after the Board adopts the amendment.

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IMPORTANT ANNUAL SHAREHOLDERS' MEETING INFORMATION — YOUR VOTE COUNTS!

Shareholder Meeting Notice

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Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/UQM

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/UQM** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 23, 2010 to facilitate timely delivery.

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Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-5.

1. Election of Directors: To elect a Board of six (6) directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified. Nominees: William G. Rankin, Donald A. French, Stephen J. Roy, Jerome H. Granrud, Donald W. Vanlandingham and Joseph P. Sellinger.
2. To consider and vote upon a proposal to ratify the appointment of Grant Thornton LLP to act as independent auditors for the fiscal year ending March 31, 2011.
3. To consider and vote upon a proposal to amend the Stock Bonus Plan to increase the number of shares available for grant by 1,000,000 shares.
4. To consider and vote on a proposal to amend the 2002 Equity Incentive Plan to increase the number of shares available for grant under stock option awards by 500,000 shares.
5. To consider and vote upon a proposal to amend the UQM Technologies, Inc. Employee Stock Purchase Plan to increase the number of shares available for grant by 500,000 shares.
6. To transact such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to UQM Technologies, Inc. Annual Meeting

From Denver International Airport -
Driving Directions: Take PENA BLVD to exit number 6B (E-470 Northbound). Proceed north on Tollway and exit onto I-25 North. On I-25 North take exit number 240 (CO 119 E FIRESTONE). Turn RIGHT onto CO 119, go 0.2 miles. Turn RIGHT onto I-25 FRONTAGE RD. Proceed south 1.2 miles. Turn LEFT at SPECIALTY PLACE. UQM is located on right.

From North of Longmont -
Driving Directions: Take I-25 South towards Denver. Take exit number 240 (CO 119 E FIRESTONE). Turn LEFT onto CO 119, go 0.2 miles. Turn RIGHT onto I-25 FRONTAGE RD. Proceed 1.2 miles. Turn LEFT at SPECIALTY PLACE. UQM is located on right.

From Denver and Areas South of Longmont -
Driving Directions: Take I-25 North. Take exit number 240 (CO 119 E FIRESTONE). Turn RIGHT onto CO 119, go 0.2 miles. Turn RIGHT onto I-25 FRONTAGE RD. Proceed 1.2 miles. Turn LEFT at SPECIALTY PLACE. UQM is located on right.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/UQM.** Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials UQM Technologies, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 23, 2010.

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 4, 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/UQM**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-5.

Nominee	For	Withhold
01 - William G. Rankin	☐	☐
02 - Donald A. French	☐	☐
03 - Stephen J. Roy	☐	☐
04 - Jerome H. Granrud	☐	☐
05 - Donald W. Vanlandingham	☐	☐
06 - Joseph P. Sellinger	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 04, 2010

UQM TECHNOLOGIES, INC.

BROKER
LOGO
HERE

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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 04, 2010
Date: August 04, 2010 **Time:** 10:00 AM MDT
Location: UQM Technologies, Inc
4120 Specialty Place
Longmont, CO 80504

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000070724_1 R2.09.05.010

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 21, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 William G. Rankin 02 Donald A. French 03 Stephen J. Roy 04 Jerome H. Granrud 05 Donald W. Vanlandingham
06 Joseph P. Sellinger

The Board of Directors recommends you vote FOR the following proposal(s):

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000070724_4 R2.09.05.010

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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